Exhibit 99.1

TradeStation Group Recognizes Three Cents Per Share Unrealized Gain Resulting from CBOE
Initial Public Offering

Second Quarter Earnings Revised to Twelve Cents Per Share

Plantation FL, July 29, 2010 – TradeStation Group, Inc. (NASDAQ GS: TRAD) today reported that its second quarter earnings, which were released last week, did not reflect a 3 cent per share unrealized gain that should have been recorded as a result of the Chicago Board Options Exchange (CBOE) initial public offering in June 2010. TradeStation Securities, Inc. held one seat at the CBOE, for which it received shares of equity in CBOE Holdings, Inc. at the time of the offering, which resulted in approximately $2.3 million of unrealized “mark-to-market” gain ($1.4 million, or 3 cents per share, after tax) in the 2010 second quarter.

TradeStation Group’s results for the second quarter of 2010, taking into account this gain, were as follows: net revenues were $38.4 million (as opposed to the $36.1 million previously reported), net income was $4.9 million (as opposed to the $3.5 million previously reported), and earnings per share (diluted) were 12 cents (as opposed to the 9 cents previously reported). Included in 2010 second quarter net revenues, in addition to the $2.3 million in unrealized gain from the CBOE initial public offering, and as previously reported, were $1.4 million in “mark-to-market” unrealized gains on TradeStation Securities’ U.S. Treasury portfolio. Excluding the combined $3.7 million of unrealized gains, the company would, as previously reported, have had 2010 second quarter net revenues of $34.7 million, net income of $2.7 million, and earnings per share (diluted) of 7 cents.(1) Management reiterated that excluding the unrealized gains provides investors with a more accurate view of the results of the company’s operations since management does not believe those unrealized gains are important to the company’s core business.

(1)	The following table reconciles net income, as reported, to net income excluding the effect of unrealized gains on marketable securities for the three months ended June 30, 2010.

	Amount	Earnings per
	(in thousands)	Share (diluted)

Net income, as reported	$4,940	$0.12

Unrealized gains on marketable securities:

Shares of CBOE	(2,284)	(0.06)

U.S. Treasury Bills and Notes	(1,398)	(0.03)

Income tax effect of unrealized gains	1,437	0.04

Net income, excluding the effect of unrealized gains on marketable securities	$2,695	$0.07

Company Provides 2010 Revised Full-year Business Outlook

TradeStation’s 2010 Full-year Business Outlook ranges, incorporating the effect of the additional $2.3 million of unrealized gain from the CBOE initial public offering, are as follows:

2010 REVISED FULL-YEAR BUSINESS OUTLOOK
(In Millions, Except Per Share Data)

	Full-year 2010
NET REVENUES	$134.0	to	$139.0

EARNINGS PER SHARE (Diluted)	$0.25	to	$0.31

The company’s 2010 revised full-year estimated ranges continue to be subject to the “Forward-Looking Statements — Issues, Uncertainties and Risk Factors” set forth in its July 22, 2010 press release, which are incorporated herein by this reference, and are based on numerous assumptions, including: basing the midpoints of the ranges on average daily revenue per account for each asset class (equities, futures, forex) at approximately the same level as average daily revenue per account over the 6-month period ended June 30, 2010 adjusted for seasonality, plus a stub period in July 2010 (the period used and the formula and criteria applied often vary with each Business Outlook based upon management’s judgment each period concerning the best assumptions to use); that approximately 1.5 cents of the total estimated earnings per share (diluted) will be generated in the 2010 third quarter by recording during that quarter expected state tax refunds; U.S. Treasury Bill and Treasury Note yields the company receives remaining constant at current levels throughout the remainder of the 2010 year; no unrealized gain or loss on TradeStation Securities’ shares in the CBOE and its U.S. Treasury portfolio in the 2010 third or fourth quarter; anticipated growth, attrition and trading activity of active trader equities, futures and forex accounts, and the proportions in trading activity among those asset classes (each of which have different profit margin structures); the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives; and numerous other assumptions concerning the company’s business and industry, market conditions, and various decisions, acts or failures to act both within and outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth and/or referenced above and below. In particular, to the extent market volatility and/or market volumes move to significantly higher or lower levels, net account growth increases, slows or decreases, the U.S. Treasury Bill and/or Treasury Note rates of interest are different than what has been assumed, and/or economic or financial market conditions persist or worsen, or improve sooner or to a higher degree than expected, or the company is subject to material mark-to-market adjustments (up or down) on its shares in the CBOE or its treasury securities holdings, the results estimated in the Business Outlook will likely be materially different than actual results.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art electronic order execution and enables clients to design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies.

TradeStation Securities, Inc. (Member NYSE, FINRA, SIPC, DTCC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the Boston Options Exchange, Chicago Board Options Exchange, Chicago Stock Exchange, International Securities Exchange and NASDAQ OMX. Its TradeStation Prime Services division, based in New York, seeks to provide prime brokerage services to small and mid-sized hedge funds and other firms. The company’s technology subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services.  Its London-based subsidiary, TradeStation Europe Limited, an FSA-authorized brokerage firm, introduces UK and other European accounts to TradeStation Securities.

Contact
David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
REVENUES:
Brokerage commissions and fees	$30,456	$31,864	$57,404	$64,799

Interest income	2,623	1,341	4,916	2,336
Brokerage interest expense	—	—	—	—

Net interest income	2,623	1,341	4,916	2,336

Subscription fees and other	1,608	1,993	3,236	4,033

Unrealized gains on marketable securities	3,682	—	4,903	—

Net revenues	38,369	35,198	70,459	71,168

EXPENSES:
Employee compensation and benefits	11,461	10,653	22,655	21,152
Clearing and execution	8,317	7,814	15,500	16,662
Data centers and communications	3,940	2,887	7,443	5,649
Marketing	1,747	1,791	3,278	3,593
Professional services	739	912	1,436	1,760
Occupancy and equipment	807	746	1,559	1,483
Depreciation and amortization	1,063	1,115	2,013	2,244
Other	1,951	1,685	3,746	3,210

Total expenses	30,025	27,603	57,630	55,753

Income before income taxes	8,344	7,595	12,829	15,415

INCOME TAX PROVISION	3,404	2,914	5,214	6,054

Net income	$4,940	$4,681	$7,615	$9,361

EARNINGS PER SHARE:
Basic	$0.12	$0.11	$0.19	$0.22

Diluted	$0.12	$0.11	$0.19	$0.22

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	40,044	41,658	40,273	41,930

Diluted	40,508	42,210	40,724	42,385

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS:

Cash and cash equivalents, including restricted cash of $717 at June 30, 2010 and December 31, 2009*	$48,927	$57,405
Cash and investments segregated in compliance with federal regulations	1,211,881	785,208
Marketable securities*	59,474	76,342
Receivables from brokers, dealers, clearing organizations and clearing agents	22,485	32,226
Receivables from brokerage customers, net	74,709	45,034
Property and equipment, net	9,882	7,578
Deferred income taxes, net	1,085	1,276
Deposits with clearing organizations	38,017	38,521
Other assets	4,110	5,606

Total assets	$1,470,570	$1,049,196

LIABILITIES AND SHAREHOLDERS’ EQUITY:
LIABILITIES:

Payables to brokers, dealers and clearing organizations	$111	$114
Payables to brokerage customers	1,286,274	868,741
Accounts payable	4,305	2,627
Accrued expenses	7,141	7,206

Total liabilities	1,297,831	878,688

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	172,739	170,508

Total liabilities and shareholders’ equity	$1,470,570	$1,049,196

*Marketable securities as of June 30, 2010 include $2.2 million that was transferred on July 1, 2010 to cash and investments segregated in compliance with federal regulations. Cash and cash equivalents as of December 31, 2009 include $7.7 million that was transferred on January 4, 2010 to cash and investments segregated in compliance with federal regulations.